EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:       Clayton Kloehr
               Senior Vice President and Treasurer
               (602) 423-1954

             UNISON HEALTHCARE ANNOUNCES THAT THREE OF ITS OPERATING
              SUBSIDIARIES HAVE FILED FOR PROTECTION FROM CREDITOR
                                UNDER CHAPTER 11

          ACTION DOES NOT AFFECT OPERATIONS OUTSIDE TEXAS AND INDIANA

Scottsdale, Arizona (January 8, 1998) - Unison HealthCare Corporation (Nasdaq:UNHC) today announced that three of its subsidiaries, which operate a total of 26 nursing home facilities in Texas and Indiana, have filed for protection under Chapter 11 of the federal bankruptcy laws in Arizona. The filings were necessitated by actions taken by Omega Healthcare Investors, Inc. to terminate or otherwise enforce contractual arrangements under which the subsidiaries occupy and operate certain of such facilities. The subsidiary filings do not affect Unison's operations outside of Texas and Indiana.

        Mr. Michael A. Jeffries, president and chief executive officer of Unison HealthCare Corporation, said, "We have been attempting to negotiate a good faith resolution of a number of economic and other issues relating to our relationship with Omega, which could have avoided the bankruptcy filings by our Texas and Indiana subsidiaries. It is our intention to continue our efforts to consensually resolve these matters under the protection of the bankruptcy court. While we are hopeful that mutually acceptable arrangements can be reached with Omega, we will, to the extent necessary, employ all available remedies under the bankruptcy laws to attempt to reorganize these entities on a profitable basis."

        Unison HealthCare Corporation is a provider of quality long-term and specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services, primarily to subacute patients. The Company currently operates 49 skilled nursing facilities and eight independent living facilities, representing 5,158 beds.

        THE STATEMENTS APPEARING ABOVE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING DELAYS IN OR INABILITY TO CONCLUDE TRANSACTIONS, THE ESTABLISHMENT OF COMPETING FACILITIES AND SERVICES, CANCELLATION OF LEASES OR CONTRACTS, CHANGES IN APPLICABLE LAWS AND REGULATIONS, GENERAL MARKET ACCEPTANCE OF THE COMPANY'S FACILITIES AND SERVICES, FLUCTUATIONS IN MARGINS, DEMAND FLUCTUATIONS, ACCESS TO DEBT OR EQUITY FINANCING IN LIGHT OF RECENT LOSSES AND CASH FLOW SHORT FALLS, ADVERSE UNINSURED DETERMINATIONS IN EXISTING OR FUTURE LITIGATION OR REGULATORY PROCEEDINGS AND OTHER RISKS.